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                                                                   EXHIBIT 99.02



                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                            SALES REVENUE BY SEGMENT



                                                                          Twelve Months, 2002
                                                 ----------------------------------------------------------------------------
(Dollars in millions)                              CASPI             PCI              SP            Polymers          Fibers
                                                 --------         ---------        --------         --------         --------
External sales                                   $  1,545         $  1,094         $    529         $  1,510         $    642
Interdivisional sales (1)                              60              421               66               55               72
                                                 --------         --------         --------         --------         --------
     Total                                       $  1,605         $  1,515         $    595         $  1,565         $    714
                                                 ========         ========         ========         ========         ========


                                                                          Twelve Months, 2001
                                                 ----------------------------------------------------------------------------
(Dollars in millions)                              CASPI             PCI              SP            Polymers          Fibers
                                                 --------         ---------        --------         --------         --------
External sales                                   $  1,508         $  1,132         $    535         $  1,587         $    628
Interdivisional sales (1)                              --               --               --               --               --
                                                 --------         --------         --------         --------         --------
     Total                                       $  1,508         $  1,132         $    535         $  1,587         $    628
                                                 ========         ========         ========         ========         ========


                                                                          Twelve Months, 2000
                                                 ----------------------------------------------------------------------------
(Dollars in millions)                              CASPI             PCI              SP            Polymers          Fibers
                                                 --------         ---------        --------         --------         --------

External sales                                   $  1,176         $  1,297         $    550         $  1,636         $    633
Interdivisional sales (1)                              --               --               --               --               --
                                                 --------         --------         --------         --------         --------
     Total                                       $  1,176         $  1,297         $    550         $  1,636         $    633
                                                 ========         ========         ========         ========         ========


(1) Prior to 2002, segment sales revenue was recognized only for actual sales to third parties.


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